Exhibit 10.52

                       THIS IS A FUTURE ADVANCE MORTGAGE


         THIS MORTGAGE is made on ------------------------, 19--, between
DeMattia Development Company, a Michigan corporation whose address is 45501 Helm Street, Plymouth, MI 48170 (the "Mortgagor"), and Perceptron, Inc., a Michigan corporation (the "Mortgagee"), whose address is 23855 Research Drive, Farmington Hills, MI 48335.

The Mortgagor MORTGAGES AND WARRANTS to the Mortgagee real property and all the buildings, structures and improvements on it described as: Land located in the Township of Plymouth, County of Wayne, State of Michigan:

         Lot 27, Metro-West Technology Park Subdivision, according to the Plate thereof recorded in Liber 102, pp. 8-13, Wayne County Register of Deeds Records

(the "Premises") Commonly known as: --------------------------
Tax Parcel Identification No. 78-008-01-0027-000.

The Premises shall also include all of the Mortgagor's right, title and interest in and to the following:

         (1) All easements, rights-of-way, licenses, privileges and hereditaments.

         (2) Land lying in the bed of any road, or the like, opened, proposed or vacated, or any strip or gore, adjoining the Premises.


         (3) All machinery, apparatus, equipment, fittings, fixtures, and articles of personal property of every kind and nature whatsoever located now or in the future in or upon the Premises and used or useable in connection with any present or future operation of the Premises (all of which is called "Equipment"). It is agreed that all Equipment is part of the Premises and appropriated to the use of the real estate and, whether affixed or annexed or not, shall for the purposes of this Mortgage unless the Mortgagee shall otherwise elect, be deemed conclusively to be real estate and mortgaged and warranted to the Mortgagee.

         (4) All mineral, oil, gas and water rights, royalties, water and water stock, if any.

         (5) All awards or payments including interest made as a result of: the exercise of the right of eminent domain, the alteration of the grade of any street, any loss of or damage to any building or other improvement on the Premises, any other injury to or decrease in the value of the Premises, any refund due on account of the payment of real estate taxes, assessments or other charges levied against or imposed upon the Premises, and the reasonable attorney fees, costs and disbursements incurred by the Mortgagee in connection with the collection of any such award or payment.

         (6) All of the rents, issues, income and profits of the Premises under present or future leases, or otherwise, including but not limited to all rights conferred by Act No. 210 of Michigan Public Acts of 1953, as amended. (MCL 554.231 et seq.)


The Premises are unencumbered except as follows: See attached Exhibit A ("Permitted Encumbrances"). If the Premises are encumbered by Permitted Encumbrances, the Mortgagor shall perform all obligations and make all payments as required by the Permitted Encumbrances. The Mortgagor shall provide copies of all writings pertaining to Permitted Encumbrances, and the Mortgagee is authorized to request and receive that information from any other person without the consent or knowledge of the Mortgagor.

THE DEBT.  This Mortgage secures the following (the "Debt"):  See attached
Addendum.

(i) - (iii) [Subparagraphs Reserved]

(iv) Future Advances and Cross-Lien: All other present and future, direct and indirect obligations and liabilities of the Mortgagor, or any one or more of them, with or without others, however evidenced, to the Mortgagee, and all future advances, whether obligatory or optional, from the Mortgagee to the Mortgagor, or any one of more of them, with or without others. (This shall not apply to any obligation or debt incurred for personal, family or household purposes unless the note or guaranty expressly states that it is secured by this Mortgage.) Notwithstanding, the foregoing, if this Mortgage is a residential future advance mortgage, as defined in MCL 565.901, the maximum principal amount secured by this Mortgage is $----------------, excluding protective advances as defined in MCL 565.901.

This Mortgage shall also secure the performance of the promises and agreements contained in this Mortgage.

This Mortgagor promises and agrees as follows:

         1. PAYMENT OF DEBT; PERFORMANCE OF OBLIGATIONS. The Mortgagor shall promptly pay when due, whether by acceleration or otherwise, the Debt for which the Mortgagor is liable, and shall promptly perform all obligations to which the Mortgagor has agreed under the terms of this Mortgage and any loan documents evidencing the Debt.

         2. TAXES. The Mortgagor shall pay, when due, and before any interest, collection fees or penalties shall accrue, all taxes, assessments, fines, impositions, and other charges which may become a lien prior to this Mortgage. Should the Mortgagor fail to make such payments, the Mortgagee may, at its option and at the expense of the Mortgagor, pay the amounts due for the account of the Mortgagor. Upon the request of the Mortgagee, the Mortgagor shall immediately furnish to the Mortgagee all notices of amounts due and receipts evidencing payment. The Mortgagor shall promptly notify the Mortgagee of any lien on all or any part of the Premises and shall promptly discharge any unpermitted lien or encumbrance.

         3. CHANGE IN TAXES. In the event of the passage of any law or regulation, state, federal or municipal, subsequent to the date of this Mortgage in any manner changing or modifying the laws now in force governing the taxation of mortgages or debts secured by mortgages, or the manner of collecting such taxes, the Debt shall become due and payable immediately at the option of the Mortgagee.

         4. INSURANCE. Until the debt is fully paid the Mortgagor shall keep the Premises and the present and future buildings and other improvements on the Premises, constantly insured for the benefit of the Mortgagee, against fire and such other hazards and risks customarily covered by the standard form of extended coverage endorsement available in the State of Michigan, including risks of vandalism and malicious mischief, and shall further provide flood insurance (if the Premises are situated in an area designated as a flood risk area by the Director of the Federal Emergency Management Agency or as otherwise required by the Flood Disaster Protection Act of 1973 and regulations issued under it), and such other appropriate insurance as the Mortgagee may require from time to time. All insurance policies and renewals must be acceptable to Mortgagee, must provide for payment to the Mortgagee in the event of loss, must require 30 days notice to the Mortgagee in the event of nonrenewal or cancellation, and must be delivered to the Mortgagee. Should the Mortgagor fail to insure or fail to pay the premiums on any insurance or fail to deliver the policies or certificates or renewals to the Mortgagee, then the Mortgagee at its option may have the insurance written or renewed and pay the premiums for the account of the Mortgagor. In the event of loss or damage, the proceeds of the insurance shall be paid to the Mortgagee alone. No loss or damage shall itself reduce the Debt. The Mortgagee is authorized to adjust and compromise a loss without the consent of the Mortgagor, to collect, receive and receipt for any proceeds in the name of the Mortgagee and the Mortgagor and to endorse the Mortgagor's name upon any check in payment of proceeds. The proceeds shall be applied first toward reimbursement of all costs and expenses of the Mortgagee in collecting the proceeds and then toward payment of the Debt or any portion of it, whether or not then due or payable, or the Mortgagee at its option may apply the proceeds, or any part to the repair or rebuilding of the Premises provided that Mortgagor is not then or any time during the course of restoration of the Premises in default under this Mortgage and has complied with all requirements for application of the proceeds to restoration of the Premises as Mortgagee, in its sole discretion may establish.

         5.  (Paragraph Reserved)

         6. WASTE. The Mortgagor shall keep the Premises in good repair, shall not commit or permit waste on the Premises nor do any other act causing the Premises to become less valuable. Non-payment of taxes and cancellation of insurance shall each constitute waste as provided by MCL
600.2927. Should the Mortgagor fail to effect the necessary repairs, the Mortgagee may at its option and at the expense of the Mortgagor make the repairs for the account of the Mortgagor. the Mortgagor shall use and maintain the Premises in conformance with all applicable laws, ordinances and regulations. The Mortgagee or its authorized agent shall have the right to enter upon and inspect the Premises at all reasonable times.

         7. ALTERATIONS, REMOVAL. No building, structure, improvement, fixture or personal property constituting any part of the Premises shall be removed, demolished or substantially altered without the prior written consent of the Mortgagee.


         8. PAYMENT OF OTHER OBLIGATIONS. The Mortgagor shall also pay all other obligations which may become liens or charges against the Premises for any present or future repairs or improvements made on the Premises, or for any other goods, services, or utilities furnished to the Premises and shall not permit any lien or charge of any kind securing the repayment of borrowed funds (including the deferred purchase price for any property) to accrue and remain outstanding against the Premises.

         9. ASSIGNMENT OF LEASES AND RENTS. As additional security for the Debt, the Mortgagor assigns to the Mortgagee all oral or written leases, and the rents, issues, income and profits under all leases or licenses of the Premises, present and future, including all rights conferred by MCL
554.231 et seq. and MCL 554.211 et seq. This assignment shall be operative in the event of default and during any foreclosure or other proceeding taken to enforce this Mortgage, and during any redemption period. The Mortgagor will comply with all terms of all leases.

         10. ASSIGNMENT OF INTEREST AS TENANT OR PURCHASER. If the Mortgagor's interest in the Premises is that of a tenant or a purchaser, the Mortgagor also assigns, mortgages and warrants to the Mortgagee, as additional security for the Debt, all of the Mortgagor's right, title and interest in and to any leases, land contracts or other agreements by which the Mortgagor is leasing or purchasing any part or all of the premises, including all modifications, renewals and extensions and all of the Mortgagor's right, title or interest in any purchase options contained in any lease or other agreement. The Mortgagor agrees to pay each installment of rent, principal and interest required to be paid by it under the lease, land contract or other agreement when each installment becomes due and payable whether by acceleration or otherwise. The Mortgagor further agrees to pay and perform all of its other obligations under the lease, land contract or other agreement.

         If the Mortgagor defaults in the payment of any installment of rent, principal, interest or in the payment or performance of any other obligation under the lease, land contract or other agreement, the Mortgagee shall have the right, but not the obligation, to pay the installment or installments and to pay or perform the other obligations on behalf of and at the expense of the Mortgagor. On receipt by the Mortgagee from the landlord or seller under the lease, land contract or other agreement of any written notice of default by the Mortgagor, the Mortgagee may rely on the notice as cause to take any action it deems necessary or reasonable to cure a default even if the Mortgagor questions or denies the existence or nature of the default.

         11. SECURITY AGREEMENT. This Mortgage also constitutes a security agreement within the meaning of the Michigan Uniform Commercial Code ("UCC") and Mortgagor grants to Mortgagee a security interest in any Equipment and other personal property included within the definition of Premises. Accordingly, Mortgagee shall have all of the rights and remedies available to a secured party under the UCC. Upon the occurrence of an event of default under this Mortgage, the Mortgagee shall have in addition to the remedies provided by this Mortgage, the right to use any method of disposition of collateral authorized by the UCC with respect to any portion of the Premises subject to the UCC.

         12. REIMBURSEMENT OF ADVANCES. If Mortgagor fails to perform any of its obligations under this Mortgage, or if any action or proceeding is commenced which materially affects Mortgagee's interest in the Premises (including but not limited to a lien priority dispute, eminent domain, code enforcement, insolvency, bankruptcy or probate proceedings), then Mortgagee at its sole option may make appearances, disburse sums and take any action it deems necessary to protect its interest (including but not limited to disbursement of reasonable attorney's fees and entry upon the Premises to make repairs. Any amounts disbursed shall become additional Debt, shall be immediately due and payable upon notice from the Mortgagee to the Mortgagor, and shall bear interest at the highest rate payable on the Debt.

         13. DUE ON TRANSFER. If all or any part of the Premises or any interest in the Premises is transferred without Mortgagee's prior written consent, Mortgagee may, at its sole option, declare the Debt to be immediately due and payable.

         14. NO ADDITIONAL LIEN. Mortgagor covenants not to execute any mortgage, security agreement, assignment of leases and rentals or other agreement granting a lien against the interest of Mortgagor in the Premises without the prior written consent of Mortgagee, and then only when the document granting that lien expressly provides that it shall be subject to the lien of this Mortgage for the full amount secured by this Mortgage, and shall also be subject and subordinate to any then existing or future leases affecting the Premises.

         15. (Paragraph reserved).

         16. ENVIRONMENTAL MATTERS. The Mortgagor represents and warrants to the Mortgagee that (a) the Mortgagor has not used Hazardous Materials (as defined below), on, from or affecting the premises in any manner which violates any Governmental Regulation (as defined below) governing the use, storage, treatment, transportion, manufacture, refinement, handling, production or disposal of Hazardous Materials and, to the best of the Mortgagor's knowledge, no prior owner of the Premises or any existing or prior tenant, or occupant has used Hazardous Materials on, from or affecting the Premises in any manner which violates any Governmental Regulation governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; (b) the Mortgagor has never received any notice of any violations (and is not aware of any existing violations) of Governmental Regulations governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials at the Premises and, to the best of the Mortgagor's knowledge, there have been no actions commenced or threatened by any party for noncompliance which affects the Premises; (c) Mortgagor shall keep or cause the Premises to be kept free of Hazardous Materials except to the extent that such Hazardous Materials are stored and/or used in compliance with all applicable Governmental Regulation and, without limiting the foregoing, Mortgagor shall not cause or permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials, except in compliance with all applicable Governmental Regulation, nor shall Mortgagor cause or permit, as a result of any intentional or unintentional act or omission on the part of Mortgagor, a release, spill, leak or emission of Hazardous Materials onto the Premises or onto any other contiguous property; (d) the Mortgagor shall conduct and complete all investigations, including a comprehensive environmental audit, studies, sampling, and testing and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials on, under, from or affecting the Premises as required by all applicable Governmental Regulation, and in accordance with the orders and directives of all federal, state and local governmental authorities. If the Mortgagor fails to conduct an environmental audit required by such governmental authorities, then the Mortgagee may at its option and at the expense of the Mortgagor, conduct such an audit. Any such audit conducted by Mortgagee shall be conducted solely for the benefit of and to protect the interests of Mortgagee and shall not be relied upon by Mortgagor or any third party for any purpose whatsoever, including, but not limited to Mortgagor's or any third party's obligation, if any, to conduct an independent environmental investigation of its own. By conducting any such audit, Mortgagee does not assume any control over the environmental affairs or operations of Mortgagor nor assume any obligation or liability to Mortgagor or any third party.

         Subject to the limitations set forth below, the Mortgagor shall defend, indemnify and hold harmless the Mortgagee, its employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, known or unknown, contingent or otherwise, arising out of or in any way related to (a) the presence, disposal, release or threatened release of any Hazardous Materials on, over, under, from or affecting the Premises or the soil, water, vegetation, buildings, personal property, persons or animals; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials on the Premises, (c) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials with respect to the Premises, and/or (d) any violation of laws, orders, regulations, requirements or demands of government authorities, or any policies or requirements of the Mortgagee, which are based upon or in any way related to such Hazardous Materials used on the Premises. The Indemnity obligations under this paragraph are specifically limited as follows:


(i) The Mortgagor shall have no indemnity obligation with respect to Hazardous Materials that are first introduced to the Premises or any part of the Premises subsequent to the date that the Mortgagor's interest in and possession of the premises or any part of the Premises shall have fully terminated by foreclosure of this Mortgage or acceptance of a deed in lieu of foreclosure;

(ii) The Mortgagor shall have no indemnity obligation with respect to any Hazardous Materials introduced to the Premises or any part of the Premises by the Mortgagee, its successors or assigns.

         The Mortgagor agrees that in the event this Mortgage is foreclosed or the Mortgagor tenders a deed in lieu of foreclosure, the Mortgagor shall deliver the Premises to the Mortgagee free of any and all Hazardous Materials which are then required to be removed (whether over time or immediately) pursuant to applicable federal, state and local laws, ordinances, rules or regulations affecting the Premises.

         The provisions of this section shall be in addition to any and all other obligations and liabilities the Mortgagor may have to the Mortgagee under the Debt, any loan document, and in common law, and shall survive (a) the repayment of all sums due for the debt, (b) the satisfaction of all of the other obligations of the Mortgagor in this Mortgage and under any loan document, (c) the discharge of this Mortgage, and (d) the foreclosure of this Mortgage or acceptance of a deed in lieu of foreclosure. Notwithstanding anything to the contrary contained in this Mortgage, it is the intention of the Mortgagor and the Mortgagee that the indemnity provisions of this section shall only apply to an action commenced against any owner or operator of the Premises in which any interest of the Mortgagee is threatened or any claim is made against the Mortgagee for the payment of money.

         For purposes of this Mortgage, "Hazardous Materials" means any materials or substance: (i) which is or becomes defined as a "hazardous substance", "pollutant" or "contaminant" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act (42 USC 9601 et seq.) and amendments thereto and regulations promulgated thereunder: (ii) containing gasoline, oil, diesel fuel or other petroleum products; (iii) which is or becomes defined as a "hazardous waste" pursuant to the federal Resource Conservation and Recovery Act (42 USC 6901 et seq.) and amendments thereto and regulations promulgated thereunder; (iv) containing polychlorinated byphenyls (PCBs); (v) containing asbestos; (vi) which is radioactive; (vii) the presence of which requires investigation or remediation under any Governmental Regulation; or (viii) which is or becomes defined as a "hazardous waste", "hazardous substance", "pollutant", "contaminant" or biologically hazardous material under any Governmental Regulation.

         "Governmental Regulation(s)" means any law, regulation, rule, policy, ordinance or similar requirement of the United States, any state, and any county, city or other agency or subdivision of the United States or any state.

         17.  (Paragraph reserved).

         18. REMEDIES UPON DEFAULT. Upon the occurrence of any of the events of default set forth in this Mortgage, the Mortgagee is authorized to commence foreclosure proceedings against the Premises through judicial proceedings or by advertisement, at the option of the Mortgagee, and to sell the Premises at public auction pursuant to law, and out of the proceeds to retain all sums due the Mortgagee, including the costs of the sale and reasonable attorney's fees, rendering any surplus to the Mortgagor. The Premises may be sold in one parcel as an entirety or in such parcels, manner and order as Mortgagee may elect. By executing this Mortgage, the Mortgagor waives, in the event of foreclosure of this Mortgage, or the enforcement by the Mortgagee of any other rights and remedies in this Mortgage, any right otherwise available in respect to marshalling of assets which secure the Debt or to require the Mortgagee to pursue its remedies against any other such assets. The Mortgagor waives all rights to a hearing prior to sale in connection with any foreclosure of this Mortgage by advertisement and all notice requirements except as set forth in any applicable state statute providing for foreclosure by advertisement.

         19. (Paragraph reserved).

         20. REPRESENTATIONS. If the Mortgagor is a corporation, it represents that it is a corporation duly organized, existing and in good standing under the laws of its state of incorporation, and that the execution and delivery of this Mortgage and the performance of the obligations it imposes are within its corporate powers, have been duly authorized by all necessary action of its board of directors, and do not contravene the terms of its articles of incorporation or by-laws. If the Mortgagor is a general or limited partnership, it represents that it is duly organized and existing and that the execution and delivery of this Mortgage and the performance of the obligations it imposes do not conflict with any provision of its partnership agreement and have been duly authorized by all necessary action of its partners. Each Mortgagor represents that the execution and delivery of this Mortgage and the performance of the obligations it imposes do not violate any law and do not conflict with any agreement by which it is bound, and that no consent or approval of any governmental authority or any third party is required for the execution or delivery of this Mortgage or the performance of the obligations it imposes and that this Mortgage is a valid and binding agreement, enforceable in accordance with its terms.

         21. NOTICES. Notice from one party to another relating to this Mortgage shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or telecopier number set forth above by any of the following means: (a) hand delivery, (b) registered or certified mail, postage prepaid, with return receipt requested, (c) first class or express mail, postage prepaid,
(d) Federal Express, Purolator Courier or like overnight courier service or
(e) telecopy, telex, or other wire transmission with request for assurance of receipt in a manner typical with respect to communication of that type. Notice made in accordance with this paragraph shall be deemed delivered upon receipt if delivered by hand or wire transmission, 3 business days after mailing if mailed by first class, registered or certified mail or one business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier. This notice provision shall be inapplicable to any judicial or non-judicial proceeding where Michigan law governs the manner and timing of notices in foreclosure or receivership proceedings.

         22. MISCELLANEOUS. If any provision of this Mortgage is in conflict with any statute or rule of law or is otherwise unenforceable for any reason whatsoever, then the provision shall be deemed null and void to the extent of such conflict or unenforceability and shall be deemed severable from but shall not invalidate any other provisions of this Mortgage. No waiver by the Mortgagee of any right or remedy granted or failure to insist on strict performance by the Mortgagor shall affect or act as a waiver of any right or remedy of the Mortgagee, nor affect the subsequent exercise of the same right or remedy by the Mortgagee for any subsequent default by the Mortgagor, and all rights and remedies of the Mortgagee are cumulative.

         These promises and agreements shall bind and these rights shall be to the benefit of the parties and their respective heirs, successors and assigns. If there is more than one Mortgagor or Pledgor(s), the obligations under this Mortgage shall be joint and several.

         This Mortgage shall be governed by Michigan law except to the extent it is preempted by federal law or regulation.

         23. (Paragraph reserved).


WITNESSES:                                DEMATTIA DEVELOPMENT COMPANY, a
                                          Michigan corporation

- -------------------------------   By:     ---------------------------

                                  Its:    ---------------------------


                                          PLYMOUTH-WEST LIMITED PARTNERSHIP,
                                          a Michigan limited partnership

                                   By:    -------------------------------

                                   Its:   -------------------------------

STATE OF MICHIGAN    )
                     ) SS.
COUNTY OF -----------)

         The foregoing Addendum to Mortgage was acknowledged before me this
- ----- day of May, 1996 by----------------------------, the
- ----------------------- of DeMattia Development Company, a Michigan corporation, on behalf of the corporation.


                                   ------------------------------
                                   Notary Public, ---------------
                                   County, Michigan
                                   My Commission Expires:--------












STATE OF MICHIGAN  )
                   )SS.
COUNTY OF -------- )

         The foregoing Addendum to Mortgage was acknowledged before me this
- ----- day of May, 1996 by----------------------------, the
- ----------------------- of DeMattia Development Company, a Michigan corporation, on behalf of the corporation.


                                      ------------------------------
                                      Notary Public, ---------------
                                      County, Michigan


           ADDENDUM TO MORTGAGE DATED JUNE 6, 1996 BETWEEN DEMATTIA DEVELOPMENT COMPANY, AS MORTGAGOR AND PECEPTRON, INC., AS MORTGAGEE


         THIS ADDENDUM is made this 6th day of June, 1996, by and among DeMattia Development Company, a Michigan corporation, with business offices located at 45501 Helm Street, Plymouth, Michigan 48170 (as "Mortgagor"), Plymouth-West Limited Partnership, a Michigan limited partnership, with business offices located at 45501 Helm Street, Plymouth, Michigan 48170 ("Plymouth-West"), and Perceptron, Inc., a Michigan corporation, with business offices located at 23855 Research Drive, Farmington Hills, Michigan 48335-2643 (as "Mortgagee") for purposes of modifying and amending a certain Mortgage between Mortgagor and Mortgagee dated June 6, 1996, as follows:

         1. The Mortgage secured the advances and payments made by Mortgagee and the obligation to convey the Premises pursuant to a certain Development and Purchase Agreement between Mortgagor and Mortgagee dated June 6, 1996 (the "Development Agreement") which provides for the development of the Premises and construction of the Perceptron Facility by Mortgagor and the purchase of the Premises and Perceptron Facility by Perceptron upon completion of such construction. "Debt" shall mean the amount of funds advanced by Mortgagee to Mortgagor pursuant to the Development Agreement through the date of closing. All references to the Debt being due, maturity or maturity date shall mean the closing date for the sale and transfer of the Premises and Perceptron Facility to Mortgagee. This Mortgage shall be deemed satisfied and paid in full upon the closing and purchase of the Premises and Perceptron Facility and shall be discharged by Mortgagee at such closing.

         2. Paragraph 4 of the Mortgagee shall be modified and amended as follows, notwithstanding any contrary language contained therein:

                 A. In the event of loss or damage due to fire or other casualty, the insurance proceeds shall be used for repair or rebuilding unless Mortgagee has closed the purchase of the Premises and Perceptron Facility, in which event this Mortgage shall be cancelled and the insurance proceeds may be used by Mortgagee for any purpose determined by Mortgagee in its sole discretion.

         3. Paragraph 15 of the Mortgagee shall be deleted in its entirety and replaced as follows:

                 A. In the event of a taking of the entire Premises under the power of eminent domain, the Mortgagor shall have the right, at its sole cost and expense, to collect and compromise the condemnation award, with the consent of the Mortgagee, which consent shall not be unreasonably withheld. The Mortgagee shall be entitled to the proceeds of the condemnation award in an amount equal to the Debt and the Mortgagor shall be entitled to all proceeds in excess thereof. Notwithstanding the foregoing, in the event the Mortgagee closes the purchase of the Premises and the Perceptron Facility and pays Mortgagor the full purchase price as set forth in the Development Agreement, Mortgagee shall be entitled to collect and compromise the condemnation award, without the consent of Mortgagor and shall be entitled to the entire condemnation award. In the event of less than an entire taking under the power of eminent domain, Mortgagor and Mortgagee shall mutually determine whether the proceeds of the condemnation award should be used for repair and restoration of the Premises or the Development Agreement terminated and the Debt repaid to Mortgagee.

         4. Paragraph 17 of the Mortgage shall be deleted in its entirety and replaced as follows:

                 17. Events of Default/Acceleration. Upon the occurrence of any of the following events of default ("Events of Default") which are not cured within thirty (30) days of written notice by Mortgagee to Mortgagor, the Mortgagee shall be entitled to exercise its remedies under this Mortgage or as otherwise provided by law: (1) Mortgagor defaults in the terms and conditions of the Development Agreement or the Lease (as defined in the Development Agreement) and the Mortgagee has terminated the Development Agreement and Lease in accordance with their respective terms, or
         (2) Mortgagor defaults under paragraphs 6, 7, 8, 9, 12, 13, 14 or 16 of this Mortgage and any such default (i) prevents the Mortgagor from completing construction of the Perceptron Facility, and (ii) Mortgagee has terminated the Development Agreement and Lease in accordance with their respective terms.

         5. Plymouth-West, an entity related to Mortgagor and the current owner of the Premises joins in the execution of this Mortgage solely for the purpose of acknowledging its agreement to convey the Premises to either Mortgagor or Mortgagee, as is appropriate, when construction of the Perceptron Facility is completed and the terms and conditions of the Development Agreement has been performed by Mortgagor and Mortgagee. Except for such conveyance obligation, Plymouth-West shall have no other obligations, responsibilities or liabilities under the Mortgage or this Addendum.


         IN WITNESS WHEREOF, the parties have executed this Addendum to Mortgage as of the day and year first set forth above.

IN THE PRESENCE OF:          DEMATTIA DEVELOPMENT
                             COMPANY, a Michigan corporation



/S/ Kelly Matthews        By: /S/ Gary D. Roberts
- ----------------------       ---------------------------
Kelly Matthews               Gary. D. Robert
                             President

/S/ Edie Easterwood
- ----------------------
Edie Easterwood


                            PLYMOUTH-WEST LIMITED
                            PARTNERSHIP, a Michigan limited
                            partnership

/S/ Kelly Matthews       By: /S/ Robert A. DeMattia
- -----------------------      ---------------------------
Kelly Matthews               Robert A. Demattia
                             General Partner

/S/ Edie Easterwood
- -----------------------
Edie Easterwood


                                          PERCEPTRON, INC.,
                                         a Michigan corporation

                                     By:
                                          --------------------------
                                    Its:  --------------------------


STATE OF MICHIGAN )
                  ) SS.
COUNTY OF WAYNE   )

         The foregoing Addendum to Mortgage was acknowledged before me this 6th day of June, 1996 by Gary Roberts, the President of DeMattia Development Company, a Michigan corporation, on behalf of the corporation.


                                     /S/ Edwina Sue Easterwood
                                     -------------------------
                                     Edwina Sue Easterwood

                                     Notary Public, Wayne County, MI
                                     My Commission Expires: 9/25/97

STATE OF MICHIGAN  )
                   ) SS.
COUNTY OF WAYNE    )

         The foregoing Addendum to Mortgage was acknowledged before me this 6th day of June, 1996 by Robert DeMattia, the CEO of DeMattia Development Company, a Michigan corporation, on behalf of the corporation.


                                     /S/ Edwina Sue Easterwood
                                     -------------------------
                                     Edwina Sue Easterwood
                                     Notary Public, Wayne County, MI
                                     My Commission Expires: 9/25/97


STATE OF MICHIGAN  )
                   ) SS.
COUNTY OF WAYNE    )

         The foregoing Addendum to Mortgage was acknowledged before me this -
- --- day of June, 1996 by --------------, the ---------------------------- of
Perceptron, Inc., a Michigan corporation, on behalf of the corporation.


                                   -------------------------------
                                   Notary Public, Wayne County, MI
                                   My Commission Expires:


Drafted By and
When Recorded Return To:

Robert R. Nix II, Esq.
Kerr, Russell and Weber, PLC
500 Woodward Avenue, Ste. 2500
Detroit, MI  48226



















                                   EXHIBIT A

                            Permitted Encumbrances


         1.      Building and Use Restrictions, recorded in Liber
                 23026, page 347, Register No. 86-283643, Wayne
                 County Records.

         2. Easements for public utilities are reserved over portions of subject property, as shown on the recorded Plat.

         3. Agreement between the Charter Township of Plymouth and Plymouth-West Limited Partnership for the installation and maintenance of a storm sewer system through Metro-West Technology Park Subdivision, as recited in Liber 23432, Page 294, Register No. 87-091446 and in Liber 23257, Page 743, Register o. 87-168902, Wayne County Records.

         4. Agreement between the County of Wayne and The Charter Township of Plymouth with respect to public roadways, right of ways, storm sewers and the storm drainage system within Metro-West Technology Park, as recited in Liber 23432, Page 303, Register No. 87-091443 and in Liber 23257, Page 733, Register No. 87-168903, Wayne County Records.